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                                                                    Exhibit 10.6

                                [BEST BUY LOGO]

                                                             HIGHLY CONFIDENTIAL



September 30, 1998


Dan McLeod
Vice President Sales
Rockford Corporation
546 South Rockford Drive
Tempe, AZ  85281

Dan,

Following is a recap of the various topics we have discussed over the past several months regarding the terms and conditions of the Rockford and Best Buy business relationship. This letters purpose is to confirm your agreement with these points and serve as a "letter of intent" to begin doing business together in January of 1999.
Following are the specifics.

RETURNS - Returns agreement varies by product category and is as follows:

         SPEAKERS-Return for credit. Review return rates after six months. Returns to be processed monthly through BBY devo centers. Best Buy will call for RA#. Freight on defective returns to be paid by Best Buy.

         AMPLIFIERS - Return for credit for first 30 days after the date of sale. After 30 days product will be returned for repair. Best Buy (or customer) will pay for return freight to Rockford. Rockford will pay for return freight of repaired product to Best Buy. Call for RA#. After 30 days, customer can return for repair through Best Buy Service Center or return direct to Rockford. Rockford to supply 800 number to Best Buy stores and customers to process returns. Rockford agrees to expedite repairs and maintain average repair turnaround under 7 days.

         HEAD UNITS - TBD.

         ACCESSORIES - One half of one percent defective allowance. If defective rates are greater than twice the experienced rate of defective items (catastrophic failure) Rockford will accept that defective accessories be returned to them.

         TERMS - Net 60. (Confidential material redacted and filed separately with the Commission)

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         DISCOUNTS - (Confidential material redacted and filed separately with the Commission) off sheet on electronics, (Confidential material redacted and filed separately with the Commission) off sheet on speakers, subwoofers and box product.

         MDF - (Confidential material redacted and filed separately with the Commission) MDF will be taken in two ways. (Confidential material redacted and filed separately with the Commission) will be a monthly accrual to be paid automatically by the 10th of the following month based on net purchases. The remaining (Confidential material redacted and filed separately with the Commission) will be paid no later than 10 days after the end of the calendar quarter based on net purchases for the quarter. No proof of performance required.

         COOP - (Confidential material redacted and filed separately with the Commission)paid monthly no later than the 10th day of the following month based on net purchases. No proof of performance required.

         Examples of discounts, mdf and coop:

                                                                      (REDACTED)     (REDACTED) MDF        (REDACTED) MDF
             MODEL         SHEET         DISC         INV. COST          COOP           MONTHLY                QTRLY
         -----------------------------------------------------------------------------------------------------------------

    Confidential material redacted and filed separately with the Commission)


         DEMO PROGRAM - (Confidential material redacted and filed separately with the Commission) off sheet minus discounts. One product per store per year. Demo discount to be taken in either MDF funds or discounts on purchase orders to be taken annually in June.

         FORECASTS - Best Buy will supply Rockford with six month rolling forecasts, updated monthly. Best Buy will supply sixty day commitments to purchase by sku and purchase orders 30 days in advance of shipment.

         NEW STORE FUNDING - (Confidential material redacted and filed separately with the Commission) per store. Paid quarterly. Subject to review semi-annually.

         ACCESSORIES - All terms and conditions are identical with the following additions:

         Defective allowance                                (Confidential material redacted
                                                            and filed separately with the
                                                            Commission.) Paid monthly.

         Conference allowance                               (Confidential material redacted and filed separately
                                                            with the Commission. )  Paid monthly.

         VIR                                                (Confidential material redacted and filed separately
                                                            with the Commission.)  Volume rebate levels to be
                                                            determined.  Paid quarterly.

         QUARTERLY REVIEW - Both parties agree that the sales objectives and business plan should be reviewed on a quarterly basis to assure that we are on track to achieve our mutual goals.

         CONFIDENTIALITY - Due to the sensitive nature of this agreement both parties agree to maintain strict confidentiality on all issues until the relationship has been formally announced on December 5, 1998. Rockford and Best Buy agree that, when asked, we

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         can confirm that we have an ongoing dialogue but neither party will, at any time, disclose the nature of our discussions or the status of our relationship.

         After you have had an opportunity to review this information, and providing that you find everything is agreeable, please sign this letter of intent in the space provided on page 3 and forward the document to Phil Kalleberg.

         Everyone at Best Buy looks forward to a long and mutually profitable relationship between our companies.

         Best regards,


         /s/

         Phil Kalleberg
         Senior Buyer

         cc:      Gary Suttle
                  Dan McLeod
                  Dave Richards
                  Bill Jackson
                  Steve Stamy
                  Phil Schoonover
                  Dan Moe

         /s/                                      /s/                                    /s/
-------------------------------          --------------------------------       ---------------------------
Gary Suttle                              Dan McLeod                             Dave Richards
President                                Vice President Sales                   Vice President MIS



         /s/                                      /s/                                    /s/
-------------------------------          --------------------------------       ---------------------------
Phil Schoonover                          Dan Moe                                Phil Kalleberg
Senior Vice President                    Merchandise Manager                    Senior Buyer
Marketing

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